UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2012

NANOTECH ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-149184	20-1379559
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

3838 Raymert Drive, Suite 3
Las Vegas, NV  89121
(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (702) 518-7410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e -4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 5, 2012, David R. Foley resigned from all officer and director positions with the company and board member Bruce Bean was appointed Chairman of the Board;

There is no known disagreement between David R. Foley & NanoTech Entertainment on any matter relating to the operations, policies or practices of NanoTech Entertainment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoTech Entertainment, Inc.

Date: January 6, 2012	/s/ Bruce Bean
By: Bruce Bean
Chairman